Exhibit 10.27

SHARE PURCHASE AGREEMENT

THIS AGREEMENT made as of the 8th day of March 2013

BETWEEN:

TAN BOON KIAT (Malaysian Identity Card No. A20224092) of No. 25, Jalan PJU1A/29A, Ara Damansara, Petaling Jaya, Selangor, Malaysia

 (the "Purchaser")

- and -

LEGEND INTERNATIONAL HOLDINGS INC, a corporation governed by the laws of  Delaware USA

(the "Vendor")

WHEREAS the Vendor owns 35,485,357 issued and outstanding common shares of Merlin Diamonds Ltd (the "Company") and wishes to sell to the Purchaser 22,000,000 of such common shares (such common shares of the Company being purchased and sold pursuant to this agreement hereinafter referred to as the "Purchased Shares");

AND WHEREAS the Vendor wishes to sell and the Purchaser wishes to acquire the Purchased Shares for a purchase price of AUD$4,840,000.00;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants contained herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Parties hereto agree as follows:

ARTICLE 1
DEFINED TERMS AND INTERPRETATION

1.1           Definitions.  Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the following meanings, respectively:

(a)	"Closing" means the completion of the sale to and purchase by the Purchaser of the Purchased Shares contemplated herein;

(b)	"Closing Date" means within 10 business days from the date hereof, or such earlier or later date as may be mutually acceptable to the Parties;

(c)	"Company" means Merlin Diamonds Ltd., and includes its subsidiaries;

(d)
"Contractual or Other Right or Obligation" means any form of agreement, contract, instrument, license, permit, registration, judgment, order, decree, indenture, lease, engagement, commitment or franchise;

(e)
"Encumbrance" means any form of agreement, option, understanding, commitment, equity, covenant, mortgage, charge, security interest, lien, adverse claim, pledge, demand, action, restriction, order, judgment, decree, encumbrance or right or privilege affecting or capable of affecting the title or right of ownership or ability to transfer or convey any property or asset;

(f)	"Parties" means, collectively, the parties to this Agreement and "Party" means any of them;

(g)	"Purchase Price" has the meaning ascribed thereto in Section 2.1;

(h)	"Purchased Shares" means 22,000,000 common shares of the Company to be purchased and sold hereunder;

(i)	"Purchaser" means TAN BOON KIAT;

(j)	"Subsidiaries" means Paradise Phosphate Limited, Alexya Pty Ltd, Legend International Holdings Limited and Legend Diamonds Pty Ltd;

(k)
"Tax" or "Taxes" means any federal, provincial, territorial, state or local income, goods and services, value added, corporation, land transfer, licence, payroll, excise, sales, use, capital, withholding, mining or other tax, levy, duty, royalty, assessment, reassessment or other charge of any kind whatsoever, whether direct or indirect, including any interest or penalty on any of the foregoing, whether disputed or not, and for greater certainty includes Canada Pension Plan premiums and employment insurance premiums;

(l)
"this Agreement", "herein", "hereto", "hereby", "hereunder", "hereof" and similar expressions refer to this Agreement and not to any particular clause, subclause, section, subsection or paragraph or other portion hereof, and include amendments hereto, any agreement which is supplementary to or in amendment or confirmation of this Agreement and any schedules hereto or thereto;

(m)	"Time of Closing" means 10:00 a.m. (Melbourne time) on the Closing Date or such other time as may be mutually acceptable to the Parties; and

(n)	"Vendor" means Legend International Holdings Inc.

1.2           Gender and Number.  Any reference in this Agreement to gender shall include all genders and words used herein importing the singular number only shall include the plural and vice versa.

1.3           Headings, Etc..  The division of this Agreement into articles, sections, subsections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation hereof.

1.4           Currency.  All references in this Agreement to dollars, unless otherwise specifically indicated, are expressed in Canadian currency.

1.5           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Victoria and the courts of Victoria shall have an exclusive jurisdiction for the resolution of any disputes in connection with this Agreement.

ARTICLE 2
PURCHASE AND SALE OF PURCHASED SHARES

2.1           Purchased Shares.  Subject to the terms and conditions hereof, the Vendor covenants and agrees to sell, assign and transfer to the Purchaser the Purchased Shares free and clear of all Encumbrances and the Purchaser covenants and agrees to purchase from the Vendor the Purchased Shares.

2.2           Purchase Price.  The purchase price payable by the Purchaser to the Vendor for the Purchased Shares shall be AUD$0.22 per Purchased Share, being in the aggregate AUD$4,840,000 (the "Purchase Price").

2.3           Payment of Purchase Price.

The Purchaser shall pay the Purchase Price on or before the Closing Date.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE VENDOR

The Vendor represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying upon such representations and warranties in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby:

3.1           Due Incorporation and Subsistence of the Purchaser.  The Vendor is a corporation duly incorporated, organized and validly subsisting under the laws of its jurisdiction of incorporation.

3.2           Permits.  There are no Permits or filings that must be obtained or made by the Vendor in order to complete the transactions contemplated by this Agreement (including without limitation any Permits of or filings with any securities commission or stock exchange).

3.3           Restrictive Documents.  The Vendor is not subject to, or a party to, any charter or by-law restriction, Encumbrance, Contractual or Other Right or Obligation, law, rule, ordinance, regulation, or any other restriction of any kind or character which would prevent the consummation of the transactions contemplated by this Agreement or compliance by the Purchaser with the terms, conditions and provisions hereof.

3.4           Validity of Agreement.

(a)	The Vendor has all necessary right, power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder.

(b)
The entry into, execution and delivery of this Agreement and all other agreements and documents required to be delivered by the Vendor hereunder, the performance by the Vendor of its obligations hereunder and the consummation of the transactions contemplated hereby: (i) have been duly authorized by all necessary action, corporate or otherwise, on the part of the Vendor and (ii) do not or will not conflict with or constitute a breach of or a default under or create any Encumbrance under (or would not with the passage of time or the giving of notice, or both, conflict with or constitute a breach of or a default under or create any Encumbrance under) any of the terms or provisions of the constating documents, by-laws or resolutions of the Vendor (if the Vendor is a corporation) or of any Contractual or Other Right or Obligation to which the Vendor is a party or by which the Vendor is bound or of any laws or regulations applicable to the Vendor.

(c)
Each of this Agreement and all other agreements and documents required to be delivered by the Vendor hereunder constitute, or on delivery will constitute, a legal, valid and binding obligation of the Vendor enforceable against it in accordance with its terms, subject however to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency and creditors' rights generally and to general principles of equity, including the availability of equitable remedies such as specific performance and injunctive relief which are in the discretion of the court from which they are sought.

3.5           Insolvency.  The Vendor is not insolvent, nor has it committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt or wound-up, taken any proceeding to have a receiver appointed over any part of its assets, had any encumbrancer or receiver take possession of any of its property, had an execution or distress become enforceable or levied upon any of its property or had any petition for a receiving order in bankruptcy filed against it.

3.6           Finder's Fee.  The Vendor has not incurred any finder's fee, commission or other payment in respect of the transactions hereby for which the Purchaser shall be liable.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Vendor as follows and acknowledges that the Vendor is relying upon such representations and warranties in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby:

4.1           Due Incorporation and Subsistence of the Purchaser.  The Purchaser is a corporation duly incorporated, organized and validly subsisting under the laws of its jurisdiction of incorporation.

4.2           Permits.  There are no Permits or filings that must be obtained or made by the Purchaser in order to complete the transactions contemplated by this Agreement (including without limitation any Permits of or filings with any securities commission or stock exchange).

4.3           Restrictive Documents.  The Purchaser is not subject to, or a party to, any charter or by-law restriction, Encumbrance, Contractual or Other Right or Obligation, law, rule, ordinance, regulation, or any other restriction of any kind or character which would prevent the consummation of the transactions contemplated by this Agreement or compliance by the Purchaser with the terms, conditions and provisions hereof.

4.4           Validity of Agreement.

(a)	The Purchaser has all necessary right, power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder.

(b)
The entry into, execution and delivery of this Agreement and all other agreements and documents required to be delivered by the Purchaser hereunder, the performance by the Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby: (i) have been duly authorized by all necessary action, corporate or otherwise, on the part of the Purchaser and (ii) do not or will not conflict with or constitute a breach of or a default under or create any Encumbrance under (or would not with the passage of time or the giving of notice, or both, conflict with or constitute a breach of or a default under or create any Encumbrance under) any of the terms or provisions of the constating documents, by-laws or resolutions of the Purchaser (if the Purchaser is a corporation) or of any Contractual or Other Right or Obligation to which the Purchaser is a party or by which the Purchaser is bound or of any laws or regulations applicable to the Purchaser.

(c)
Each of this Agreement and all other agreements and documents required to be delivered by the Purchaser hereunder constitute, or on delivery will constitute, a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, subject however to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency and creditors' rights generally and to general principles of equity, including the availability of equitable remedies such as specific performance and injunctive relief which are in the discretion of the court from which they are sought.

4.5           Insolvency.  The Purchaser is not insolvent, nor has it committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt or wound-up, taken any proceeding to have a receiver appointed over any part of its assets, had any encumbrancer or receiver take possession of any of its property, had an execution or distress become enforceable or levied upon any of its property or had any petition for a receiving order in bankruptcy filed against it.

4.6           Finder's Fee.  The Purchaser has not incurred any finder's fee, commission or other payment in respect of the transactions hereby for which the Vendor or the Company shall be liable.

ARTICLE 5
SURVIVAL OF REPRESENTATIONS
AND WARRANTIES; INDEMNIFICATION

5.1           Survival.  All covenants, representations and warranties made herein or in any agreement, certificate or other document delivered or given pursuant to this Agreement (other than those which are expressly waived in writing as part of the Closing herein) shall survive the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of the Party to whom or in whose favour such covenants, representations and warranties were made.  The representations and warranties contained herein shall survive and continue in full force and effect for the respective benefit of the Purchaser and the Vendor, as the case may be, for a period ending on June 30, 2013, after which period the respective Parties shall be released from their respective obligations and liabilities hereunder relating to such representations and warranties, except in respect of claims made in writing prior to expiry of such period.

5.2           Limits on Indemnification. The Parties will indemnify and save each other Party harmless of and from any damages suffered by, imposed upon or asserted against it as a result of, in respect of, connected with, or arising out of, under or pursuant to any breach or inaccuracy of any representation or warranty given by the Party contained in this Agreement for which a notice of claim has been provided to the other Party within the applicable period specified in Section 5.1.

ARTICLE 6
COVENANTS AND AGREEMENTS OF THE PURCHASER AND THE VENDOR

6.1           The Purchaser and the Vendor covenant and agree to use their best efforts to satisfy the conditions for closing set out in Articles 7 and 8 hereof, respectively.

6.2           The Vendor agrees to pay all taxes due to any taxing authority as a result of any capital gains or withholding tax on the disposition of the Purchased Shares to the Purchaser.

ARTICLE 7
CONDITIONS PRECEDENT FOR PURCHASER

All obligations of the Purchaser under this Agreement are subject to the fulfilment, prior to or at the Time of Closing, of each of the following conditions:

7.1           The Vendor shall have transferred all of the Purchased Shares to the Purchaser and such shares shall be registered on the books of the Company in the name of the Purchaser or as the Purchaser may direct in writing at the Time of Closing.

7.2           The representations, warranties, covenants and agreements of the Vendor set forth in this Agreement shall be true and correct as of the date of the Agreement and shall be true and correct as of the Closing Date as if made by the Vendor on the Closing Date.

7.3           The Vendor shall have fulfilled and/or complied with all of the obligations, covenants and agreements herein contained to be performed or caused to be performed by it.

7.4           The conditions contained in this Article 7 are inserted for the exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser at any time. The Vendor acknowledges that the waiver by the Purchaser of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and, shall not be constitute a waiver of any covenant, agreement, representation or warranty made by the Vendor herein that corresponds or is related to such condition or such part of such condition, as the case may be.

ARTICLE 8
CONDITIONS PRECEDENT FOR THE VENDOR

All obligations of the Vendor under this agreement are subject to the fulfilment, prior to or at closing, of each of the following conditions:

8.1           The Purchaser shall have paid the Purchase Price for the Purchased Shares to the Vendor in the manner contemplated in Section 2.3 hereof.

8.2           The representations, warranties, covenants and agreements of the Purchaser set forth in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as if made by the Purchaser on the Closing Date.

8.3           The Purchaser shall have fulfilled and/or complied with all of its obligations, covenants and agreements herein contained to be performed or caused to be performed.

8.4           The conditions contained in this Article 8 are inserted for the exclusive benefit of the Vendor and may be waived in whole or in part by the Vendor at any time. The Purchaser acknowledges that the waiver by the Vendor of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and, shall not be constitute a waiver of any covenant, agreement, representation or warranty made by the Purchaser herein that corresponds or is related to such condition or such part of such condition, as the case may be.

ARTICLE 9
CLOSING ARRANGEMENTS AND TERMINATION

9.1           Closing.  The Closing of the purchase and sale of the Purchased Shares shall take place at the Time of Closing on the Closing Date at such place and/or time as the Parties may mutually agree upon. The Closing will take place outside of Australia, except that the certificates representing the Purchased Shares may be delivered to counsel in Australia for purposes of effecting the transfer of the Purchased Shares into the name of the Purchaser following Closing.

9.2           Closing Deliveries.  At the Time of Closing:

(a)	the Vendor shall deliver or cause to be delivered to the Purchaser:

(i)	a securities transfer form for the Purchased Shares with signatures guaranteed in form satisfactory to the Purchaser; and

(ii)
and all other assurances, transfers, assignments, consents and other documents as the Purchaser's solicitors consider reasonably necessary or desirable to validly and effectively complete the transactions contemplated hereby; and

(b)	the Purchaser shall deliver or cause to be delivered to the Vendor or as it otherwise directs:

(i)	a wire transfer payable as directed by the Vendor in accordance with the terms hereof; and

(ii)
all other assurances, transfers, assignments, consents and other documents as the Vendor's solicitors consider reasonably necessary or desirable to validly and effectively complete the transactions contemplated hereby.

ARTICLE 10
MISCELLANEOUS

10.1           Publicity.  The Parties shall confer and reach agreement as to the content of any press release or make any other public statement or announcement relating to or connected with or arising out of this Agreement or the matters contained herein. None of the Parties shall issue any press release or make any other public statement or announcement relating to or connected with or arising out of this Agreement or the matters contained herein without obtaining the prior written approval of the other Parties, which approval shall not be unreasonably withheld, except as is required by law or by any stock exchange, in which case the Parties shall use their reasonable efforts to obtain the approval of the other Parties.

10.2           Further Assurances.  To the extent reasonably practicable in the circumstances or permitted by law each of the Parties upon the request of the other shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and such further acts, deeds, documents, assignments, transfers, conveyances and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

10.3           Time.  Time shall be of the essence hereof.

10.4           Successors in Interest.  This Agreement and the provisions hereof shall enure to the benefit of and be binding upon the Parties and their respective heirs, executors, personal representatives, successors and permitted assigns, as the case may be.

10.5           Notices.  Any notice, document or other communication required or permitted by this Agreement to be given by a party hereto shall be in writing and is sufficiently given if delivered personally, or if transmitted by facsimile to such party addressed as follows:

(a)	in the case of the Vendor, at:

Level 8, 580 St Kilda Road

Melbourne Victoria 3004 Australia

Telecopier: 011 613 8532 2805

(b)           in the case of the Purchaser, to:

 No. 25, Jalan PJU1A/29A, Ara Damansara, Petaling Jaya, Selangor, Malaysia

  Email:

Notice transmitted by facsimile or delivered personally shall be deemed received on the day of transmission or personal delivery, as the case may be. Any party may from time to time notify the others in the manner provided herein of any change of address which thereafter, until changed by like notice, shall be the address of such party for all purposes hereof.

10.6           Assignment.  This Agreement may not be assigned by the Vendor without the prior written consent of the Purchaser which consent will not be unreasonably withheld. This Agreement may not be assigned by the Purchaser without the prior written consent of the Vendor which consent will not be unreasonably withheld.

10.7           Execution by Facsimile in Counterparts.  This Agreement may be executed by the Parties hereto in separate counterparts or duplicates and by facsimile each of which when so executed and delivered shall be an original, but all such counterparts or duplicates shall together constitute one and the same instrument.

10.8           Entire Agreement.  This Agreement together with any agreements or other documents to be delivered pursuant hereto sets forth the entire agreement among the Parties pertaining to the specific subject matter hereof and replaces and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no warranties, representations or other agreements, whether oral or written, express or implied, statutory or otherwise, between the Parties in connection with the subject matter hereof except as specifically set forth herein.

10.9           Amendments.  No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

10.10           Waiver.  No delay or failure of any party in exercising any right or remedy hereunder and no partial exercise of any such right or remedy shall be deemed to constitute a waiver of such right or remedy or any other rights or remedies of such party hereunder. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Any consent by a Party to or any waiver by a Party of any breach of any provision of this Agreement shall not constitute a consent to or waiver of any subsequent, further or other breach of the provisions of this Agreement.

10.11           Fees and Expenses.  Each of the Vendor and the Purchaser acknowledge and agree that each will be responsible for the payment of their own legal fees and other costs and expenses incurred by them in connection with the purchase and sale transactions contemplated hereby.

10.12           Severability.  Each of the provisions of this Agreement (and each part of each such provision) is severable from every other provision hereof (and every other part thereof). In the event that any provision (or part thereof) contained in this Agreement or the application thereof to any circumstance shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction and to any extent:

(a)
the validity, legality or enforceability of such provision (or such part thereof) in any other jurisdiction and of the remaining provisions contained in this Agreement (the remaining parts of such provision, affected or impaired thereby; as the case may be) shall not in any way be the application of such provision (or such part thereof) to circumstances other than those as to which it is held invalid, illegal or unenforceable shall not in any way be affected or impaired thereby;

(b)
such provision (or such part thereof) shall be severed from this Agreement and ineffective to the extent of such invalidity, illegality or unenforceability in such jurisdiction and in such circumstances; and

(c)	the remaining provisions of this Agreement (or the remaining parts of such provisions, as the case may be).

IN WITNESS WHEREOF the Parties have executed this Agreement as of 8th day of March 2013.

Per:	s/s Tan Boon Kiat
Name: TAN BOON KIAT

LEGEND INTERNATIONAL HOLDINGS INC

Per:	s/s JI Gutnick
Name: Joseph Isaac Gutnick
Title: President